Exhibit 5.1
May 15, 2015
Federal Signal Corporation
1415 W. 22nd Street
Oak Brook, Illinois 60523
Re:    Registration Statement on Form S-8
7,800,000 Shares of Federal Signal Corporation Common Stock, $1.00 par value per share
Ladies and Gentlemen:
With reference to the Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, on May 15, 2015, by Federal Signal Corporation, a Delaware corporation (the “Company”), pertaining to the proposed issuance by the Company of up to 7,800,000 shares of the Company’s common stock, $1.00 par value (the “Shares”), as provided in the Federal Signal Corporation 2015 Executive Incentive Compensation Plan (the “Plan”), we have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company’s Restated Certificate of Incorporation, Amended and Restated By-Laws, and resolutions adopted by the Board of Directors relating to such issuance, certificates received from state officials and statements we have received from officers and representatives of the Company. In delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the correctness of statements submitted to us by officers and representatives of the Company.
Based solely on the foregoing, we are of the opinion that the Shares to be issued by the Company pursuant to the Registration Statement have been duly authorized and, when issued by the Company against payment therefor (not less than par value) in accordance with the Plan, will be duly and validly issued and will be fully paid and nonassessable.
We consent to the filing of this opinion as an exhibit to the Registration Statement. We further consent to the filing of copies of this opinion with agencies of such states and other jurisdictions as you deem necessary in the course of complying with the laws of the states and jurisdictions regarding the sale and issuance of the Shares in accordance with the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.
Very truly yours,

/s/ Thompson Coburn LLP